Exhibit 99.2

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Scott L. Cooper, President of Wheeling Island Gaming, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of my knowledge and belief that:

(1) the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2003	/s/ Scott L. Cooper
Scott L. Cooper
President